Exhibit 99.1


                             Joint Filer Information


Name:                          Robert Ellin

Address:                       c/o Trinad Capital L.P.
                               153 East 53rd St., 48th Floor
                               New York, New York  10022

Designated Filer:              Trinad Capital L.P.

Date of Event
Requiring Statement:           August 30, 2004

Signature:                     Robert Ellin



                               By: /s/ Robert Ellin
                                  ----------------------------------
                                  Name:  Robert Ellin
                                  Title: General Partner, Trinad Capital L.P.